UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 8, 2023
Date of Report (date of earliest event reported)
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Limeade, Inc.
(Exact name of registrant as specified in its charter)
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Washington (State or other jurisdiction of incorporation or organization)	000-56464 (Commission File Number)	06-1771116 (I.R.S. Employer Identification Number)
10885 NE 4th Street Suite #400 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(888) 830-9830
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	LME	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.
Limeade, Inc. (“Limeade”) held its special meeting of shareholders (the “Special Meeting”) at 10:00 a.m. Australian Eastern Standard Time (“AEST”) on August 8, 2023 / 5:00 p.m. Pacific Time (“PT”) on August 7, 2023 in connection with the Agreement and Plan of Merger, dated as of June 8, 2023 (as it may be amended, modified, or supplemented from time to time, the “Merger Agreement”), by and among Limeade, WebMD Health Corp. (“WebMD”) and Lotus Merger Sub, Inc. (“Merger Sub”), a wholly owned direct subsidiary of WebMD, pursuant to which Merger Sub will be merged with and into Limeade (the “Merger”) and Limeade will survive the Merger as a wholly owned subsidiary of WebMD. At 8:00 a.m. AEST on July 4, 2023 / 3:00 p.m. PT on July 3, 2023, the record date for the Special Meeting (the “Record Date”), there were 261,637,691 shares of Limeade common stock issued and outstanding, of which 195,229,048 shares (representing approximately 74.6% of the shares of Limeade common stock issued and outstanding on the Record Date) were represented in person or by proxy at the Special Meeting. The results for each of the matters voted on at the Special Meeting are set forth below:

Proposal 1: Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”).

Votes Cast For	Votes Cast Against	Abstentions
195,214,900	14,148	0

The Merger Proposal was approved by the shareholders, by an affirmative vote of the holders of approximately 74.6% of the voting power of the shares of Limeade common stock outstanding as of the Record Date.

Proposal 2: Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes to constitute a quorum for the conduct of business at the Special Meeting or for the approval of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting or to ensure that any supplement or amendment to the proxy statement required by applicable law is timely provided to Limeade shareholders (the “Adjournment Proposal”).

Votes Cast For	Votes Cast Against	Abstentions
195,218,348	10,700	0

In connection with the Special Meeting, Limeade solicited proxies with respect to the Adjournment Proposal. The Adjournment Proposal was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Item 8.01. Other Events

On August 8, 2023 AEST / August 7, 2023 PT, Limeade filed a release with the Australian Securities Exchange (“ASX”) announcing the results of the voting at the Special Meeting. A copy of the ASX release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release dated August 8, 2023 - "Results of Special Meeting of Shareholders"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of August, 2023.

LIMEADE, INC.

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer